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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934




Date of Report (Date of earliest event reported)  April 20, 1995


                               PPG INDUSTRIES,INC.
           (Exact name of registrant as specified in its charter)



Pennsylvania                        1-1687          25-0730780
(State or other                 (Commission    (I.R.S. Employer
 jurisdiction                    File No.)      Identification No.)
 of incorporation)



One PPG Place, Pittsburgh, Pennsylvania           15272
  (Address of principal executive offices)      (Zip Code)




Registrant's telephone number, including area code  (412) 434-3131




                                  Not Applicable
     (Former name or former address, if changed since last report.)

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Item 5.       Other Events

          On April 20, 1995, the Registrant's Board of Directors approved the repurchase by the Registrant of 10 million shares of the Registrant's outstanding common stock, par value $1.66 2/3 per share (the "Common Stock"). As of March 31, 1995, 206,433,987 shares of the Registrant's Common Stock were held by the public. The shares may be repurchased in the open market or in private transactions and no timetable was established for the repurchase.





                                SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PPG INDUSTRIES, INC.
                                       (Registrant)



                                   /s/ W. H. Hernandez
                                   W. H. Hernandez
                                   Senior Vice President, Finance


Date:  April 21, 1995